UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2013

CYCLONE POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54449 (Commission File Number)	26-0519058 (IRS Employer Identification No.)

601 NE 26th Court, Pompano Beach, Florida (Address of principal executive offices)	33064 (Zip Code)

Registrant’s telephone number, including area code: (954) 943-8721

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

On April 3, 2013, Cyclone Power Technologies, Inc. (the “Company”) closed the first tranche of a $500,000 convertible debt financing, consisting of $100,000 paid to the Company by JMJ Financial (the “Lender”). The next tranche of $100,000 may be paid at the Lender’s choosing within the next 150 days, and thereafter, the Company and Lender must agree to the timing and amount of additional tranches.

The seven month Promissory Note (the “Note”) bears 12% interest with a 10% Original Issuance Discount (OID). The principal amount of the Note can be converted to common stock of the Company at any time at a 30% discount to the average of the three lowest closing prices during the previous 20 trading days, subject to a hard conversion floor of $0.08 per share. The Company may prepay the Note within the first six months.

The Note bears standard price protection provisions should the Company issue shares at a lower price, as well as piggy-back registration rights. There are no warrants or other rights attached to the Note. The Note was not registered under the Securities Act of 1933 (the Act) and was issued pursuant to an exemption from registration under Section 4(2) of the Act.

ITEM 9.01      Financial Statements and Exhibits

10.21	$500,000 Promissory Note by and between Cyclone Power Technologies, Inc. and JMJ Financial, dated April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 8, 2013	CYCLONE POWER TECHNOLOGIES, INC.

By:	/s/ Harry Schoell

Harry Schoell

Chairman and CTO